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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 1996 incorporated by reference in OccuSystems, Inc.'s Form 10-K for the year ended December 31, 1995, and our reports dated February 9, 1996, September 30, 1995, and September 15, 1995 incorporated by reference in the Company's Registration Statement on Form S-1 (File No. 33-99668), dated January 5, 1996 and Post Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 33-99668), dated March 12, 1996, and to all references to our Firm included in this registration statement.



                                                ARTHUR ANDERSEN LLP

Dallas, Texas
  May 29, 1996